Exhibit 23.1





                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 8, 1999, relating to the financial statements and financial statement schedule, which appears in US Office Products Company's Annual Report of From 10-K for the year ended April 24, 1999.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Washington, DC
September 28, 1999